================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(D) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     December 20, 2002
                                                  -----------------------

                              AVON PRODUCTS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                  1-4881                      13-0544597
--------------------------------------------------------------------------------
           (Commission File Number) (IRS Employer Identification No.)


1345 Avenue of the Americas
New York, New York                                     10105-0196
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


                                 (212) 282-5000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 5.           Other Events.

1. On January 30, 2003 the Company issued a press release announcing that it had agreed with J.C. Penney to end the business relationship pursuant to which the Company's beComing line of products has been carried in approximately 90 J.C. Penney stores. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

2. Polish subsidiaries of the Company have been responding to Protocols of Inspection served by the Polish tax authorities in respect of 1999 and 2000 tax audits. The Protocols asserted tax deficiencies, penalties and accruing interest totaling approximately $24 million at current exchange rates: $11 million primarily relating to the documentation of certain sales, and $13 million relating to excise taxes. The procedural rules for conducting audits in Poland changed effective January 1, 2003, and the Company was informed on January 14, 2003 and January 17, 2003, respectively, that the tax authorities had rejected the Company's factual assertions regarding the alleged tax deficiencies. Under the new procedures, the matters now await the commencement of a second stage of proceeding at which the applicable legal conclusions will be determined. In the event that assessments are finally established at the second stage of the proceedings, it may be necessary to pay the assessments in order to pursue further appeals, which may result in a charge to income. Management believes that there are meritorious defenses to these proceedings and they are being vigorously contested. It is not possible to make a meaningful estimate of the amount or range of expense that could result from an unfavorable outcome in these proceedings but management does not believe that the proceedings ultimately will have a material impact on the Consolidated Financial Statements.

3. On December 20, 2002 a Brazilian subsidiary of the Company received a series of tax assessments from the Brazilian tax authorities asserting that the establishment in 1995 of separate manufacturing and distribution companies in that country was done without a valid business purpose. The assessments assert tax deficiencies during portions of the years 1997 and 1998 of approximately $50 million at the current exchange rate, plus penalties and accruing interest totaling approximately $84 million at the current exchange rate. In the event that the assessments are upheld in the earlier stages of review, it may be necessary for the Company to provide security to pursue further appeals, which, depending on the circumstances, may result in a charge to income. It is not possible to make a meaningful estimate of the amount or range of expense that could result from an unfavorable outcome in respect of these or any additional assessments that may be issued for subsequent periods. The structure adopted in 1995 is comparable to that used by many companies in Brazil, and the Company believes it is appropriate, both operationally and legally, and that the assessments are unfounded. This matter is being vigorously contested and in the opinion of the Company's outside counsel the likelihood that the assessments ultimately will be upheld is remote. Management believes that the likelihood that the assessments will have a material impact on the Consolidated Financial Statements is also remote.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AVON PRODUCTS, INC.



Dated:   January 31, 2003             By: /s/ Gilbert L. Klemann, II
                                          ------------------------------------
                                          Name:  Gilbert L. Klemann, II
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

                                 EXHIBIT INDEX



EXHIBIT NO.                DESCRIPTION
----------  --------------------------------------------------------------------
99.1        Press Release of Avon Products, Inc., dated January 30, 2003.